News Release
HEALTHCARE REALTY REPORTS THIRD QUARTER 2026 RESULTS AND FURTHER INCREASES FULL YEAR 2026 GUIDANCE
NASHVILLE, Tennessee, October 29, 2026. Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2026. In addition, the Company announced an increased 2026 Normalized FFO guidance range of $1.65 to $1.67 per share (diluted), a $0.02 increase at the midpoint from July guidance, and an increased Same Store Cash NOI growth guidance range of 5.00% to 5.25% (+75bps increase at the low end and +25bps at the high end from July guidance).
THIRD QUARTER 2026 HIGHLIGHTS
•GAAP Net loss of $(0.05) per share, NAREIT FFO of $0.38 per share, Normalized FFO of $0.42 per share, and FAD of $110 million (payout ratio of 76%)
•Same store cash NOI growth of 5.1%, tenant retention of 88.0% and cash leasing spreads averaging 8.6%
•Third quarter lease executions totaled 1.5 million square feet, including 430,000 square feet of new lease executions
•Since last quarter, the Company acquired $211 million of assets (approximately $42 million at share) in its strategic joint venture with KKR
•Since last quarter, the Company sold $68 million of assets, bringing year-to-date disposition activity to $136 million ($187 million including loan receivable repayments)
•Net Debt to Adjusted EBITDA of 5.5x
•Repurchased 4.2 million shares of common stock through early October at an average share price of $17.74

THIRD QUARTER 2026 RESULTS

	THIRD QUARTER ENDED
	2026		2025
(in thousands, except per share amounts)	AMOUNT	PER SHARE	AMOUNT	PER SHARE
GAAP Net loss	$(15,755)	$(0.05)	$(57,738)	$(0.17)
NAREIT FFO, diluted	$131,666	$0.38	$118,922	$0.34
Normalized FFO, diluted	$145,928	$0.42	$145,340	$0.41

LEASING ACTIVITY
During the third quarter, the Company executed 329 new and renewal leases for 1.5 million square feet with a weighted average lease term of 5.9 years and average annual escalators of 3.1%. Key highlights include:
•Ascension Health. 203,000 square feet of new and renewal leases in Nashville across five on campus properties
•Cedars Sinai Medical Center. 59,000 square feet of renewal leases in Los Angeles at a 95% occupied building
•Mount Carmel Health System. 59,000 square feet of renewal leases across four properties in Columbus, OH
•Indiana University Health. 38,000 square feet of renewal leases in Indianapolis, maintaining occupancy of more than 97% across two properties

CAPITAL ALLOCATION
Acquisition Activity
Since last quarter, the Company acquired $211 million of assets (approximately $42 million at share) in its strategic joint venture with KKR. Selected transactions include:
•Charleston, SC. Acquired two health system anchored, Class A MOBs for $56 million ($11 million investment at share). The Company now owns 10 properties totaling 436,000 square feet in the market
•Seattle, WA. Acquired a 33,000 square foot health system anchored MOB for $17 million ($3 million investment at share), further strengthening the Company's footprint in the Seattle market

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Disposition Activity
Since last quarter, the Company has disposed of $68 million of assets, bringing year-to-date disposition activity to $136 million. Selected transactions include:
•Atlanta, GA. The Company completed a previously announced $36 million direct sale of a 59,000 square foot MOB to the affiliated hospital
•Chicago, IL. During the quarter, the Company sold two properties for aggregate proceeds of $23 million and entered into a contract to sell the remaining property in the Chicago MSA. Upon completion of the sale, the Company will have fully exited the Chicago market
Development and Redevelopment
During the third quarter, the Company leased approximately 112,000 square feet and invested approximately $25 million across its redevelopment portfolio. Also during the quarter, the Company completed the redevelopment of a 40,400 square foot MOB in Raleigh, NC and commenced the redevelopment of a 60,500 square foot MOB in Austin, TX.
Balance Sheet
As of September 30, 2026, the Company had approximately $1.6 billion of liquidity across the revolving facility (net of commercial paper issuance), delayed draw term loan, and cash on hand.
In the third quarter and early October, the Company repurchased 4.2 million shares of common stock at an average price of $17.74 per share for a total of $75 million.
On October 26, 2026, the Company renewed its share repurchase program for the next 12 months with total authorization up to $500 million, replacing the expiring authorization from October 2025.
DIVIDEND
The Board unanimously approved a common stock dividend in the amount of $0.24 per share to be paid on November 20, 2026, to Class A common stockholders of record on November 10, 2026. Additionally, the eligible holders of operating partnership units will receive a distribution of $0.24 per unit, equivalent to the Company's Class A common stock dividend.
GUIDANCE
The Company further increased full year 2026 guidance ranges as follows:

		2026 GUIDANCE
	ACTUAL	PRIOR (JULY)		CURRENT
	Q3 2026	LOW	HIGH	LOW	HIGH
Earnings per share	$(0.05)	$(0.15)	$(0.11)	$(0.15)	$(0.11)
NAREIT FFO per share	$0.38	$1.45	$1.51	$1.48	$1.52
Normalized FFO per share	$0.42	$1.62	$1.66	$1.65	$1.67
Same Store Cash NOI growth	5.1%	4.25%	5.00%	5.00%	5.25%
The 2026 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. The Company's guidance also does not include any future acquisitions, developments or share issuances or repurchases, other than as discussed in the detailed guidance assumptions on Page 10 of the Q3 2026 Supplemental. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results or timing vary from these assumptions, the Company's expectations may change. See Page 10 of the Q3 2026 Supplemental for additional details and assumptions.
EARNINGS CALL
On Friday, October 30, 2026, at 9:00 a.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
Live Conference Call Access Details:
•Domestic Dial-In Number: +1 833-461-5787

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•All Other Locations: +1 585-542-9983
•Conference ID Number: 162 480 934

ABOUT HEALTHCARE REALTY
Healthcare Realty Trust Incorporated (NYSE: HR) is the largest public, pure-play owner, operator and developer of medical outpatient buildings in the United States.
For additional information contact InvestorRelations@healthcarerealty.com.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. In addition to the historical information contained within, this press release contains certain forward-looking statements with respect to the Company. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could," "budget" and other comparable terms. These forward-looking statements are based on the Company's current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Such risks and uncertainties include, among other things, the following: the Company’s expected results may not be achieved; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; pandemics or other health crises; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to release space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; other legal and operational matters; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2025. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in the Company’s filings and reports, including, without limitation, estimates and projections regarding the performance of development projects the Company is pursuing. For a detailed discussion of the Company’s risk factors, please refer to the Company's filings with the SEC, including this report and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

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Balance Sheet
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	Q3 2026	Q4 2025
Real estate properties
Land	$1,040,660	$1,060,254
Buildings and improvements	8,673,665	8,514,165
Lease intangibles	378,664	455,254
Personal property	7,624	7,056
Investment in financing receivables, net	6,017	123,249
Financing lease right-of-use assets	73,894	75,083
Land held for development	35,564	57,535
Total real estate investments	10,216,088	10,292,596
Less accumulated depreciation and amortization	(2,602,921)	(2,397,795)
Total real estate investments, net	7,613,167	7,894,801
Cash and cash equivalents	17,499	26,172
Assets held for sale, net	150,085	143,580
Operating lease right-of-use assets	202,383	204,906
Investments in unconsolidated joint ventures	481,521	453,607
Other assets, net	495,108	487,795
Total assets	$8,959,763	$9,210,861

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, AND STOCKHOLDERS' EQUITY
Liabilities
Notes and bonds payable	$4,249,159	$3,911,423
Accounts payable and accrued liabilities	176,630	211,071
Liabilities of properties held for sale	13,510	15,160
Operating lease liabilities	163,793	162,922
Financing lease liabilities	74,475	73,130
Other liabilities	147,567	160,530
Total liabilities	4,825,134	4,534,236

Redeemable non-controlling interests	3,748	3,252

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,400	3,516
Additional paid-in capital	8,895,212	9,137,257
Accumulated other comprehensive income (loss)	8,316	(5,174)
Cumulative net income attributable to common stockholders	68,913	128,238
Cumulative dividends	(4,895,426)	(4,646,944)
Total stockholders' equity	4,080,415	4,616,893
Non-controlling interest	50,466	56,480
Total equity	4,130,881	4,673,373
Total liabilities, redeemable non-controlling interests, and stockholders' equity	$8,959,763	$9,210,861

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Income Statements
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	THIRD QUARTER ENDED		YEAR TO DATE		FULL YEAR
	2026	2025	2026	2025	2025
Revenues
Rental income	$277,601	$287,399	$815,726	$863,326	$1,138,056
Interest income	1,125	3,480	8,103	10,660	14,275
Other operating	7,915	6,886	23,650	20,257	28,215
Total revenues	286,641	297,765	847,479	894,243	1,180,546
Expenses
Property operating	102,446	107,657	301,485	321,751	424,855
General and administrative	12,435	21,771	44,139	58,782	72,569
Normalizing items [1]	(991)	(12,046)	(10,453)	(22,849)	(26,318)
Normalized general and administrative	11,444	9,725	33,686	35,933	46,251
Transaction costs	1,693	125	4,102	1,729	2,029
Depreciation and amortization	128,101	143,640	385,152	453,150	588,186
Total expenses	244,675	273,193	734,878	835,412	1,087,639
Other income (expense)
Interest expense before merger-related fair value	(35,742)	(41,927)	(103,634)	(129,059)	(166,396)
Merger-related fair value adjustment	(9,107)	(10,715)	(30,251)	(31,741)	(42,593)
Interest expense	(44,849)	(52,642)	(133,885)	(160,800)	(208,989)
Gain on sales of real estate properties and other assets	2,476	76,771	16,966	99,678	235,389
Loss on extinguishment of debt	—	(286)	(1,718)	(286)	(451)
Impairment of real estate assets and credit loss recoveries (reserves)	(16,152)	(104,362)	(57,909)	(258,791)	(364,598)
Equity income (loss) from unconsolidated joint ventures	816	287	4,241	446	(188)
Interest and other income (expense), net	(108)	(2,884)	(82)	(3,154)	(3,555)
Total other income (expense)	(57,817)	(83,116)	(172,387)	(322,907)	(342,392)
Net loss	$(15,851)	$(58,544)	$(59,786)	$(264,076)	$(249,485)
Net loss attributable to non-controlling interests	96	806	461	3,614	3,414
Net loss attributable to common stockholders	$(15,755)	$(57,738)	$(59,325)	$(260,462)	$(246,071)

Basic earnings per common share	$(0.05)	$(0.17)	$(0.18)	$(0.75)	$(0.71)
Diluted earnings per common share	$(0.05)	$(0.17)	$(0.18)	$(0.75)	$(0.71)

Weighted average common shares outstanding - basic	340,616	349,964	343,427	349,712	349,798
Weighted average common shares outstanding - diluted [2]	340,616	349,964	343,427	349,712	349,798

1Normalizing items primarily include restructuring, severance-related costs and other.
2Potential common shares are not included in the computation of diluted earnings per share when a loss exists (or when dividends paid are greater than income), as the effect would be an antidilutive per share amount. As a result, the outstanding limited partnership units in the Company's operating partnership ("OP"), totaling 4,229,701 units were not included.

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FFO, Normalized FFO and FAD
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	THIRD QUARTER ENDED		YEAR TO DATE		FULL YEAR
	2026	2025	2026	2025	2025
Net loss attributable to common stockholders	$(15,755)	$(57,738)	$(59,325)	$(260,462)	$(246,071)
Net loss attributable to common stockholders per diluted share	$(0.05)	$(0.17)	$(0.18)	$(0.75)	$(0.71)

Gain on sales of real estate assets	(2,476)	(76,771)	(16,966)	(99,678)	(235,389)
Impairments of real estate assets	16,152	104,362	58,909	255,384	361,090
Real estate depreciation and amortization	127,020	143,187	381,896	451,411	586,146
Non-controlling loss from operating partnership units	(194)	(806)	(741)	(3,698)	(3,497)
Unconsolidated JV depreciation, amortization, gain and impairment	6,919	6,688	17,733	20,111	27,769
NAREIT FFO	$131,666	$118,922	$381,506	$363,068	$490,048
NAREIT FFO per common share - diluted	$0.38	$0.34	$1.10	$1.02	$1.38

Transaction costs	1,693	125	4,102	1,729	2,029
Debt financing costs	25	3,493	1,917	3,493	5,107
Restructuring and severance-related charges	2,031	12,046	12,615	22,849	26,318
Merger-related fair value adjustment	9,107	10,715	30,251	31,741	42,593
Other	1,406	39	3,622	3,918	2,851
Normalized FFO	$145,928	$145,340	$434,013	$426,798	$568,946
Normalized FFO per common share - diluted	$0.42	$0.41	$1.25	$1.20	$1.61

Non-real estate depreciation and amortization	749	1,139	2,200	3,592	6,114
Non-cash interest amortization, net	1,495	1,384	4,242	3,731	5,126
Straight-line amortization, net	(12,332)	(6,924)	(36,338)	(22,837)	(29,392)
Stock-based compensation	4,561	3,386	12,909	10,301	13,609
Unconsolidated JV non-cash items	(169)	(463)	(423)	(1,073)	(1,420)
Other	—	146	—	370	952
Maintenance capital and LCs	(30,058)	(27,155)	(84,211)	(86,455)	(115,633)
FAD	$110,174	$116,853	$332,392	$334,427	$448,302
Quarterly dividends and OP distributions	$83,347	$85,536	$251,515	$305,862	$391,368
FFO wtd avg common shares outstanding - diluted [1]	345,568	354,690	348,292	354,294	354,454

1The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 722,102 for the three months ended September 30, 2026. Also includes the diluted impact of 4,229,701 OP units outstanding.

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Non-GAAP Measures

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, and funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, and share-based compensation expense; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income plus interest from financing receivables less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, financing receivable amortization, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
The Company utilizes the redevelopment classification for properties where management has approved a change in strategic direction through the application of additional resources, including an amount of capital expenditures significantly above routine maintenance and capital improvement expenditures.
Any recently acquired property will be included in the same store pool once the Company has owned the property for five full quarters. Newly developed or redeveloped properties will be included in the same store pool five full quarters after substantial completion.

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